GAIN Capital Reports First Quarter 2020 Results

BEDMINSTER, N.J., April 23, 2020 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the first quarter of 2020.

Key Financial Results for the First Quarter 2020

•	GAAP net income of $77.3 million, or $2.06 per share

•	GAAP net revenue of $185.7 million

•	Adjusted net income of $78.6 million, or $2.09 per share

•	Adjusted EBITDA of $114.4 million

Operating Highlights

•	A quarter of exceptionally high volatility caused by economic concerns over COVID-19 drove Retail performance

•	Trailing 3-month direct active accounts increased a record 25% over prior year to 87,349

•	RPM of $231, a quarterly record, with average daily volume of $11.7 billion, 52% above prior year

A summary of GAIN’s financial results is included in the chart below.

	Three Months Ended March 31,
	2020	2019
Net Income/(Loss)	$77.3	$(28.4)
Adjusted Net Income/(Loss)(1)	$78.6	$(28.4)

Net Revenue	$185.7	$38.4
Operating Expenses(2)	(71.3)	(61.9)
Adjusted EBITDA(1)	$114.4	$(23.5)

Diluted GAAP EPS	$2.06	$(0.76)
Adjusted EPS(1)	$2.09	$(0.76)
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Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.
2Operating Expenses excludes Depreciation and Amortization, Purchased Intangible Amortization, and certain one-off costs

“Proactive steps taken to reduce our fixed overheads, broaden the customer base and ultimately improve the Company’s operating leverage during 2019 had positioned GAIN well to benefit upon the return of volatility, which was driven to extraordinary levels by economic concerns over the impact of the coronavirus pandemic in recent months. GAIN’s March volumes reached multi-year highs, amid market conditions that were favorable to revenue capture, as well as volumes, with RPM of $231 for the first quarter,” stated Glenn Stevens, CEO of GAIN Capital.

“Client metrics were strong during the quarter, with a 57% year-on-year increase in clients who placed their first trade. Market conditions not only attracted new clients, but also engaged those who had previously opened accounts during 2019 but had not yet traded. That in turn helped improve our 3-month trailing active accounts by 25% compared to last year,” added Mr. Stevens.

Quarterly Operating Metrics

	Q1 20	Q1 19	Year-over-year Change
Retail Segment
OTC Trading Volume (1) (2)	$748.7	$487.3	53.6%
OTC Average Daily Volume	$11.7	$7.7	51.9%
12 Month Trailing Active OTC Accounts (3)	132,841	120,641	10.1%
3 Month Trailing Active OTC Accounts (3)	87,349	70,051	24.7%

Futures Segment
Number of Futures Contracts	2,042,824	1,755,873	16.3%
Futures Average Daily Contracts	32,949	28,785	14.5%
12 Month Trailing Active Futures Accounts (3)	7,146	7,387	(3.3)%
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All retail volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 For the quarter, indirect volume represented 21% of total retail OTC trading volume.
3 Accounts that executed a transaction during the relevant period.

Dividend
GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company’s common stock. The dividend is payable on June 26, 2020 to shareholders of record as of the close of business on June 23, 2020.

Acquisition by INTL FCStone, Inc.
Acquisition by INTL FCStone Inc. remains on track to complete during the 3rd quarter of 2020.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact: Jonathan Kay, GAIN Capital +1 908.731.0737, InvestorRelations@GAINCapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2020	2019
REVENUE:
Retail revenue	$173.1	$24.3
Futures revenue	9.4	8.0
Other revenue	1.0	2.5
Total non-interest revenue	183.4	34.8
Interest revenue	2.7	4.3
Interest expense	0.5	0.6
Total net interest revenue	2.3	3.7
Net revenue	$185.7	$38.4
EXPENSES:
Employee compensation and benefits	$24.2	$20.3
Selling and marketing	7.1	10.2
Referral fees	12.5	7.1
Trading expenses	4.9	5.5
General and administrative	13.8	12.8
Depreciation and amortization	4.3	4.3
Purchased intangible amortization	1.8	3.3
Communications and technology	4.5	5.7
Bad debt provision	4.2	0.4
Restructuring expenses	1.4	0.0
Transaction costs	1.0	0.0
Total operating expense	$79.9	$69.5
OPERATING PROFIT/(LOSS)	105.8	(31.1)
Interest expense on long term borrowings	3.4	3.3
INCOME/(LOSS) BEFORE INCOME TAX	102.4	(34.4)
Income tax expense/(benefit)	25.1	(6.1)
NET INCOME/(LOSS)	$77.3	$(28.4)
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS:
Cash and cash equivalents	$293.3	$190.1
Cash and securities held for customers	785.2	929.3
Receivables from brokers	53.1	112.3
Property and equipment, net	29.1	30.6
Intangible assets, net	21.2	24.2
Other assets	50.0	64.0
Total assets	$1,231.8	$1,350.4
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	$785.2	$929.3
Payables to brokers	5.9	0.0
Accrued compensation and benefits	6.4	5.5
Accrued expenses and other liabilities	45.0	43.1
Income tax payable	11.8	0.6
Convertible senior notes	80.3	137.2
Total liabilities	$934.7	$1,115.7
Shareholders' equity	297.1	234.7
Total liabilities and shareholders' equity	$1,231.8	$1,350.4
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted Net Income, Adjusted EPS and Adjusted Income Tax
Adjusted net income/(loss) is a non-GAAP financial measure representing our net income/(loss) excluding certain one-time costs and benefits. Adjusted EPS is calculated using adjusted net income/(loss). Adjusted income tax expense/(benefit) reflects the Company's GAAP income tax expense/(benefit) adjusted for (a) taxable or deductible items affecting income tax expense/(benefit) that are unrelated to pre-tax income/(loss) in the period and (b) the tax effect of other taxable adjustments made to the Company's pre-tax income. The tax effect of the adjustments to pre-tax income/(loss) are calculated using the tax rate applicable for the jurisdiction within which each of the adjustments arose. The Company believes that this non-GAAP financial measure provides investors with a more consistent and stable basis for determining the impact of taxes on the Company's core operations. These non-GAAP financial measures have certain limitations, including not having standardized meanings. Therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe reporting these measures assists investors in evaluating our operating performance. However, because they are not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measures should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income/(loss)	$77.3	$(28.4)
Income tax expense/(benefit)	25.1	(6.1)
Pre-tax income/(loss)	$102.4	$(34.4)
Adjustments:
Restructuring expenses(1)	1.4	0.0
Transaction costs(2)	1.0	0.0
Adjusted pre-tax income/(loss)	104.9	(34.4)
Adjusted income tax expense/(benefit)	26.3	(6.1)
Adjusted net income/(loss)	$78.6	$(28.4)

Adjusted earnings/(loss) per common share
Basic	$2.09	$(0.76)
Diluted	$2.09	$(0.76)

Weighted average common shares outstanding used in computing earnings/(loss) per common share
Basic	37,554,579	37,525,073
Diluted	37,585,806	37,525,073
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1Represents expenses for reducing global headcount as part of our long-term strategic objective of reducing fixed overheads.
2Represents transaction-related expenses with respect to the sale to INTL FCStone, Inc., which include legal, accounting and investment banking fees.

Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Adjusted Income Tax Reconciliation
(unaudited)

	Three Months Ended March 31,
	2020	2019

GAAP pre-tax income/(loss)	$102.4	$(34.4)
GAAP tax rate	24.5%	17.6%
Initial adjusted tax expense/(benefit)(1)	25.1	(6.1)

Tax law changes(3)	0.7	0.0
One off adjustments(4)	0.5	0.0
Adjusted tax expense/(benefit)	$26.3	$(6.1)

Adjusted pre-tax income/(loss)	$104.9	$(34.4)
Adjusted tax rate(2)	25.0%	17.6%

1Initial adjusted tax expense/(benefit) calculated as GAAP pre-tax income/(loss) multiplied by the YTD GAAP Tax Rate
2Adjusted tax rate calculated as adjusted tax expense/(benefit) divided by adjusted pre tax income/(loss)
3Represents a tax benefit of $0.7 million due to NOL carry-back arising from the CARES Act
4Represents the tax effect of the adjustments to pre-tax income/(loss), which were transaction costs of $1.0 million taxed at 21.0% and $1.4 million of restructuring expenses taxed at a hybrid rate of 19.3% derived from the weighted average of the tax rates for the jurisdictions where the costs were incurred

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings/(loss) before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, non-controlling interest, and certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including not having a standardized meaning. Therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be difficult to compare our financial performance to other companies'. We believe reporting adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net revenue	$185.7	$38.4
Net income/(loss)	77.3	(28.4)
Net income/(loss) margin %	42%	(74)%

Net income/(loss)	$77.3	$(28.4)
Depreciation and amortization	4.3	4.3
Purchased intangible amortization	1.8	3.3
Interest expense on long term borrowings	3.4	3.3
Income tax expense/(benefit)	25.1	(6.1)
Restructuring expenses	1.4	0.0
Transaction costs	1.0	0.0
Adjusted EBITDA	$114.4	$(23.5)
Adjusted EBITDA Margin(1)	62%	(61)%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as operating segments that either (a) exceed 10% of revenue, or (b) reported profit or loss in absolute amount exceed 10% of profit of all operating segments that did not report a loss or (c) exceed 10% of the combined assets of all operating segments. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in two operating segments: Retail and Futures.

Retail

	Three Months Ended March 31,
	2020	2019
Trading revenue	$173.1	$24.3
Other retail revenue	3.2	3.9
Total revenue	$176.3	$28.2

Employee compensation and benefits	14.4	13.0
Selling and marketing	6.9	10.0
Referral fees	9.5	4.4
Other operating expenses	22.1	18.2
Segment profit/(loss)	$123.4	$(17.4)
Segment Profit Margin %	70%	(62)%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended March 31,
	2020	2019
Trading revenue	$9.4	$8.0
Other futures revenue	0.8	1.4
Total revenue	$10.2	$9.4

Employee compensation and benefits	2.9	2.2
Selling and marketing	0.2	0.3
Referral fees	3.0	2.7
Other operating expenses	3.1	3.2
Segment profit	$0.9	$1.1
Segment Profit Margin %	8%	11%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Corporate and Other

	Three Months Ended March 31,
	2020	2019
(Loss)/revenue	$(0.7)	$0.9

Employee compensation and benefits	6.9	5.1
Other operating expenses	2.2	2.9
Loss	$(9.9)	$(7.2)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit/(Loss) to Income/(Loss) Before Income Tax Expense/(Benefit)

	Three Months Ended March 31,
	2020	2019
Retail segment	$123.4	$(17.4)
Futures segment	0.9	1.1
Corporate and other	(9.9)	(7.2)
Segment profit/(loss)	$114.4	$(23.5)

Depreciation and amortization	4.3	4.3
Purchased intangible amortization	1.8	3.3
Restructuring expense	1.4	0.0
Transaction costs	1.0	0.0
Operating profit/(loss)	$105.8	$(31.1)
Interest expense on long term borrowings	3.4	3.3
Income/(loss) before income tax expense/(benefit)	$102.4	$(34.4)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 16, 2020, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.